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                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of triSpan Inc. and triSpan Software, Inc. dated February 26, 1999 included in Answerthink, Inc.'s Form 10-K filed March 29, 2001 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
June 29, 2001